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Exhibit 23 - Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8) effective March 12, 1993, May 25, 1994 and May 5, 1998 (Registration File Nos. 33-59424, 33-79366 and 333-51837) pertaining to the Saga Communications, Inc. 1992 Stock Option Plan, the Registration Statement (Form S-8) effective June 6, 1997 pertaining to the Saga Communications, Inc. 1997 Non-Employee Director Stock Option Plan (Registration file No. 333-28611), the Registration Statement (Form S-8) effective September 14, 1998 (Registration File No. 333-63321) pertaining to the Saga Communications, Inc. Employee 401(k) Savings and Investment Plan, the Registration Statement (Form S-8) effective August 19, 1999 (Registration File No. 333-85535) pertaining to the Saga Communications, Inc. Employee Stock Purchase Plan, and in the related Prospectuses, of our report dated February 17, 2000 with respect to the consolidated financial statements and schedule of Saga Communications, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 1999.




                                               /s/ Ernst & Young LLP
                                               ---------------------
                                               Ernst & Young LLP


Detroit, Michigan
March 23, 2000